Date : 11th September 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Infinity Oil & Gas Company

To Whom It May Concern:

We hereby consent to the use in the Form S-1, of our 2012 Financial Report of Infinity Oil & Gas Company as of August 31, 2012 and from the period of August 21, 2012 (date of inception) through August 31, 2012.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A. (Isr)

Jerusalem, Israel